UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  1/29/10

DANVERS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-33896

Delaware	04-344675
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

One Conant Street, Danvers, Massachusetts 01923
(Address of Principal Executive Offices, Including Zip Code)

(978) 777-2200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[Missing Graphic Reference]

Information to be included in this Report

Item 8.01.                      Other Events.

Danvers Bancorp, Inc. (the “Company”) (NASDAQ: DNBK), the holding company for Danversbank and Beverly National Bank, today announced that its 2010 Annual Meeting will be held on Friday, May 21, 2010 at 10:00 AM Eastern Time. Stockholders of record of the Company's Common Stock as of the close of business on March 26, 2010 are entitled to vote at the Annual Meeting. The meeting will be held at the Peabody Marriott Hotel, 8a Centennial Drive, Peabody, Massachusetts, 01960.

The Company also announced that its Board of Directors approved a quarterly cash dividend on its common stock of $.02 per share. The dividend will be paid on or after March 5, 2010 to stockholders of record as of February 19, 2010.

Attached as Exhibit 99.1 is a copy of a press release regarding the announcement of the 2010 Annual Meeting and the Company’s declaration of cash dividend on common stock.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Date: January 29, 2010	DANVERS BANCORP, INC.
By: /s/ Kevin T. Bottomley
Kevin T. Bottomley
Chairman, President & CEO

Exhibit Index

Exhibit No.	Description

EX-99.1	Press Release dated January 29, 2010